REVISED AND RESTATED
                              --------------------
                         GAMING EQUIPMENT SALE AGREEMENT
                         -------------------------------

         THIS REVISED AND RESTATED GAMING EQUIPMENT AGREEMENT ("Agreement") is made and entered into as of this ___ day of July, 2001, by and between PHOENIX LEISURE, INC., a Nevada corporation (the "Seller"); and ABD GAMING SUPPLY, a Mississippi corporation, and its designees and assigns (the "Purchaser").

                                    RECITALS
                                    --------

         WHEREAS, Seller owns certain gaming equipment (as more fully described below the "Assets"); and

         WHEREAS, the Purchaser is desirous of buying said Assets and Seller is desirous of selling said Assets, for the consideration and pursuant to the terms and conditions as set forth below; and

         WHEREAS, the Purchaser and Seller are parties to a Gaming Equipment Sale Agreement (the "Prior Sale Agreement"), dated April 18, 2001, and a related convertible promissory note (the "Prior Note") of the same date, in the amount of Four Hundred Thousand Dollars ($400,000)(collectively the "Prior Agreements").

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

         This Agreement shall revise and replace, supersede and replace the Prior Agreements in their entirety.

1.       SALE AND PURCHASE OF ASSETS
         ---------------------------

         1.1 Description of Assets. The Assets consist of gaming equipment (the "Gaming Machines") described on Exhibit A, attached hereto and incorporated herein by reference. It is agreed and understood that One Hundred Sixty (160) of the total Six Hundred (600) Gaming Machines were previously delivered to Purchaser pursuant to the Prior Sale Agreement (described on Exhibit A thereto), and Viva Gaming & Resorts, Inc., a Florida corporation ("Viva") hereby acknowledges receipt of same to an address designated by the Purchaser to Seller in writing (the "Destination"), and agrees that the delivery of the Assets described herein shall be net of such Assets previously delivered (also referred to as the "Remaining Assets").

         1.2 Sale of Assets. Subject to the terms and conditions hereinafter set forth, and exchanged for the consideration described herein, Seller shall sell, transfer, assign and deliver to Purchaser and Purchaser shall purchase and acquire from Seller on the Closing Date (as such term is hereinafter defined), all of Seller's right, title and interest in and to the Assets.

         1.3. Use of Licensed Intermediary/True Party in Interest. It is specifically agreed and understood that Purchaser is a licensed gaming distributor under the laws of the State of Mississippi, and is acting solely in an intermediary capacity with respect to the purchase of the Assets. Accordingly, Purchaser shall, immediately upon the effectiveness of this Agreement, transfer the Remaining Assets to Viva, and that for the purposes of the payment provisions herein, Viva shall be an intended beneficiary of this Agreement, and an express designee and assign of the Purchaser, and, that therefore, Viva shall be considered the real party in interest receiving the benefit of this Agreement, and shall be delivering the Purchase Price to the Seller in consideration therefor.

         1.4 Purchase Price. The total purchase price (the "Purchase Price") to be paid by the Purchaser (by its designee and assigns, Viva) to the Seller for all of the Assets shall be equal to the sum of One Million Five Hundred Thousand Dollars ($1,500,000).

         1.5 Manner of Payment of Purchase Price. The Purchase Price shall be paid by delivery by Viva to Seller at Closing (defined below): (i) a convertible promissory note in the amount of Five Hundred Thousand Dollars ($500,000), with a one (1) year maturity, convertible at any time prior to maturity into Five Hundred Thousand 500,000 shares of Viva's common stock ("Common Stock"), par value $0.001 per share (the "Conversion Shares") attached hereto as Exhibit B (the "Note"), and (ii) One Million (1,000,000) shares of Viva's common stock (the "Purchased Shares"). The Conversion Shares and the Purchased Shares are collectively referred to as the "Shares."

         1.6 Closing Date and Place. The Closing shall take place concurrently with the execution of this Agreement and delivery of the Note and the Purchased Shares by Viva to Seller, at the offices of the Seller or attorney of the Seller, located in Las Vegas, Nevada, or by mail. (The date of Closing is sometimes referred to herein as the "Closing Date.")

         1.7 Delivery of Assets. Seller shall ship the Remaining Assets to the Destination. The cost of such shipping shall be paid by the Seller, provided, however, that upon the delivery of the Assets to the shipping carrier, Seller shall have no further liability or obligation for the Assets (including, without limitation, the condition of the Assets and the ultimate delivery of the Assets to the Destination). By its execution, Purchaser and Viva specifically acknowledge and agree that while Seller shall pay the cost of shipping the Assets to Viva at the Destination, Seller shall have no liability, obligation, or other responsibility whatsoever with respect to the transport of the Assets to the Destination, and Viva agrees to be solely responsible for the Assets during shipping and upon arrival at the Destination.

         1.8 Condition of the Assets. The Assets shall be in reasonable working order but without any further or continuing guaranty or warranty, either express or implied by the Seller, as to the condition thereof. Viva shall have thirty (30) days after its receipt of the Assets at the Destination to notify Seller that the Assets are not in reasonable working order ("Notice Period") together with a reasonably detailed explanation of the defects ("Defect Notice"). If Viva has not so notified Seller within the Notice Period, the Assets shall be considered to be in reasonable working order for the purposes of this Agreement. If a Defect Notice has been given to Seller by Viva within the Notice Period, Seller shall have the right to (a) repair the Asset and re-deliver, (b) replace the Asset and re-deliver, or (c) deduct the prorata portion of the value of the Asset ($2,500 per machine) from the balance due on the Note. Re-delivery of a repaired Asset or a replaced Asset shall recommence the Notice Period with respect to such Asset. Seller agrees to provide to Viva technical support and maintenance for the Assets once they commence gaming activities in the Grandsur Casino located in the Grandsur Mall in Mexico City, Mexico by Seller, under the terms of a Technical Services Agreement to be executed at a later date between parties.

2.       REPRESENTATIONS AND WARRANTIES OF SELLER
         ----------------------------------------

         The Seller represents and warrants to Purchaser and Viva that the following representations and warranties are true and correct on the date hereof, and will be so on the Closing Date.

         2.1. Power and Authority; Authorization and Validity. The Seller has full power and authority to execute, deliver, and perform its obligations under this Agreement and all other agreements and documents it is or will be executing in connection with this Agreement and the transactions contemplated hereby. This Agreement and each other agreement contemplated by this Agreement have been or will be duly executed and delivered by the Seller and constitute or will constitute legal, valid, and binding obligations of the Seller, enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         2.2. Organization and Good Standing. The Seller is a corporation validly existing under the laws of Nevada.

         2.3. Title. The Seller has good and marketable title to the Remaining Assets and there are no liens thereon which will interfere with Viva's use and enjoyment of said Assets.

         2.4      Investment.
                  ----------

                  2.4.1 Purchase Entirely for Own Account. The Shares to be received by the Seller pursuant to the terms hereof will be acquired for investment for the Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. The Seller has no present intention of selling, granting any participation in, or otherwise distributing the Shares acquired by the Seller. The Seller has no contract, undertaking, agreement or arrangement with any person to sell or transfer, or grant any participation to such person or to any third person, with respect to any of the Shares to be acquired by the Seller.

                  2.4.2    Access to Information, Experience, Etc

                           (a) The Seller has been furnished access to the business records of the Company and such additional information and documents as the Investor has requested and has been afforded an opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of this Agreement, the purchase of the Shares, the business, operations, market potential, capitalization, financial condition and prospects of the Company, and all other matters deemed relevant to such Investor.

                           (b) The Seller acknowledges that it has had an opportunity to evaluate all information regarding the Company as it has deemed necessary or desirable in connection with the transactions contemplated by this Agreement, has independently evaluated the transactions contemplated by this Agreement and has reached its own decision to enter into this Agreement.

                  2.4.3 Restricted Securities. The Seller understands that the Shares to be acquired by the Seller have not been registered under the Securities Act or the laws of any state and may not be sold or transferred, or otherwise disposed of, without registration under the Securities Act and applicable state securities laws or an exemption therefrom. The Seller will sell or transfer, or otherwise dispose of, the Shares to be acquired by the Seller only in a manner consistent with the representations and warranties set forth herein and any applicable federal and state securities laws.

                  2.4.4 Legends. It is understood that the certificates evidencing the Shares may bear one or all of the following legends:

                           (a)      THE SECURITIES REPRESENTED BY THIS
                                    CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
                                    THE SECURITIES ACT OF 1933, AS AMENDED, OR
                                    APPLICABLE STATE SECURITIES LAWS AND MAY NOT
                                    BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED
                                    OF IN THE ABSENCE OF AN EFFECTIVE
                                    REGISTRATION STATEMENT WITH RESPECT TO THE
                                    SECURITIES EVIDENCED BY THIS CERTIFICATE,
                                    FILED AND MADE EFFECTIVE UNDER THE

                                    SECURITIES ACT OF 1933, AS AMENDED, AND SUCH
                                    APPLICABLE STATE SECURITIES LAWS, OR UNLESS
                                    THE COMPANY RECEIVES AN OPINION OF COUNSEL
                                    REASONABLY SATISFACTORY TO THE COMPANY TO
                                    THE EFFECT THAT REGISTRATION UNDER SUCH ACT
                                    AND SUCH APPLICABLE STATE SECURITIES LAWS IS
                                    NOT REQUIRED.

3.       REPRESENTATIONS AND WARRANTIES OF PURCHASER.
         -------------------------------------------

         Purchaser (including Viva) represents and warrants to Seller, knowing and intending that Seller shall rely thereon in entering into this Agreement and performing the obligations on its part to be performed hereunder, that the following representations and warranties are true and correct on the date hereof, and will be so on the Closing Date.

         3.1. Power and Authority; Authorization and Validity. The Purchaser has full power and authority to execute, deliver, and perform its obligations under this Agreement and all other agreements and documents it is or will be executing in connection with this Agreement and the transactions contemplated hereby. This Agreement and each other agreement contemplated by this Agreement (including the Note) have been or will be duly executed and delivered by the Purchaser and constitutes or will constitute the legal, valid, and binding obligations of the Purchaser, enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         3.2 Organization and Good Standing. Purchaser is duly organized and in good standing in its jurisdiction of formation, and is qualified to do business where it is required to be so qualified.

         3.3 Binding Obligation. The execution and delivery of this Agreement and the other instruments and agreements contemplated hereby by Purchaser and the performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all required corporate action of Purchaser and will not violate Purchaser's articles of incorporation or bylaws, or any judgment, indenture, agreement or contract to which Purchaser is a party or by which Purchaser is bound. The Agreement constitutes the valid and legally binding obligation of Purchaser, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights generally and by general principals of equity.

         3.4 Authorization. The Shares are duly authorized and, when delivered in compliance with this Agreement, or pursuant to the Convertible Note, as the case may be, will be duly and validly issued and outstanding, fully paid and nonassessable, and will be free of any liens, encumbrances and restrictions whatsoever.

         3.5 Compliance with Securities Laws. Viva has issued the Purchased Shares, and will issue the Conversion Shares, in compliance with all applicable state and federal laws regulating the offer, sale and issuance of securities.

         3.6 Availability of Shares. Viva shall at all times reserve and maintain a sufficient number of its authorized but unissued Common Stock to satisfy the conversion feature of the Convertible Note and deliver the Conversion Shares.

         3.7 Rule 144. Viva has and shall continue to meet all the prerequisites of Rule 144 of the Securities Act such that Purchaser shall be entitled to rely on the "Safe Harbor" provisions of same if and when it re-sells the Shares.

4.       CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION.
         ----------------------------------------------

         Notwithstanding any other provision of this Agreement to the contrary, Purchaser's obligations hereunder are subject to, and Purchaser shall have no obligation to consummate the transactions contemplated hereunder unless all of the following conditions are satisfied (provided that any of the same may be waived in writing by Purchaser). Unless otherwise expressly provided elsewhere in this Agreement, no failure of any of the following conditions shall constitute a breach or default hereunder on the part of the Seller.

         4.1 Representations and Warranties. Seller's representations and warranties contained herein and in any certificate or document delivered to Purchaser pursuant hereto shall be deemed to have been made again at and as of the date of the Closing and shall then be true and correct in all material respects.

         4.2 Performance. Seller shall have performed and complied with all covenants and agreements that Seller is required to perform or with which it is required to comply prior to or at the Closing.

         4.3 No Liens. The Assets shall be free and clear of all liens and encumbrances, except liens that are terminated simultaneously with the Closing.

5.       CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS.
         --------------------------------------------

         Seller's obligations hereunder are subject to the fulfillment prior to or at the Closing of each of the following conditions and Seller shall have no obligation to consummate the transactions contemplated hereunder unless all of the following conditions are satisfied (provided that any of the same (except the Gaming Laws, as defined below) may be waived in writing by Seller):

         5.1 Gaming Laws. This Agreement and Seller's obligations hereunder, are expressly subject to all applicable gaming laws, rules and regulations (the "Gaming Laws"), including, without limitation, the laws of the States of Mississippi, Nevada and Washington. Any action herein in contravention of such laws, rules and regulations shall be null and void ab initio.

         5.2 Representations and Warranties. The Purchaser's representations and warranties contained herein and in any certificate or document delivered to Seller pursuant hereto shall be deemed to have been made again at and as of the date of the Closing and shall then be true and correct in all material respects.

         5.3 Performance. Purchaser shall have performed and complied with all covenants and agreements that Purchaser is required to perform or with which it is required to comply prior to or at the Closing.

         5.4 Purchase Price. Viva shall deliver the Purchase Price in the form and on or before the date provided for herein.

6.       INDEMNIFICATION

         6.1 Indemnification by Seller. From and after completion of the Closing, Seller will indemnify, defend, and hold harmless Purchaser and Viva and its shareholders, directors and officers from and against:

                  (a) all damages to Purchaser and Viva resulting from or arising out of (A) any breach of any representation or warranty made by Seller in this Agreement; or (B) any act or omission of Seller with respect to, or any event or circumstance related to, the ownership of the Assets, which occurred or existed prior to or at the Closing Date; and

                  (b) all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, account, experts and other fees, costs and expenses) resulting from the foregoing.

         6.2 Indemnification by Purchaser and Viva. From and after the completion of the Closing, Purchaser will indemnify, defend and hold harmless Seller, and Seller's shareholders, directors, officers, employees, agents, successors and assigns, from and against:

                  (a) all damages to Seller or any such other indemnified person resulting from or arising out of (i) any breach of any representation or warranty made by Purchaser in this Agreement; (ii) the breach of any covenant, agreement, or obligation of Purchaser contained in this Agreement, (iii) any act or omission of Purchaser with respect to, or any event or circumstance related to, the ownership or operation of the Assets, which act, omission, event or circumstance occurs after the Closing Date, or
                           (iv) the failure by Purchaser to perform any of its obligations hereunder and with regard to the Assets; and

                  (b) all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including, without limitation, settlement costs and reasonable legal, accounting, experts and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

         6.3      Procedures; Third-Party Claims.
                  ------------------------------

                  (a) If a claim to which the indemnification provisions of this Article 6 apply arises out of any suit, claim or other assertion of liability by a third party (hereinafter referred to collectively as the "Claims" and individually as a "Claim"), the indemnified party agrees to promptly give written notice to the indemnifying party of the existence of such claim.

                  (b) The obligations and liabilities of the parties hereto with regard to their respective indemnities hereunder resulting from any Claim shall be subject to the following additional terms and conditions:

                           (i) The indemnifying party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense of or opposition to such Claim;

                           (ii) In the event that the indemnifying party shall elect not to undertake such defense or opposition, or within fourteen (14) days after notice of any such Claim the indemnified party shall fail to defend or oppose such Claim, the indemnified party (upon further written notice to the indemnifying party) shall have the right to undertake the defense, opposition, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the indemnifying party (subject to the right of the indemnifying party to assume defense of or opposition to such Claim at any time prior to settlement, compromise or final determination thereof).

                           (iii) Anything in this Article 6 to the contrary notwithstanding: (A) if there is a reasonable probability that a Claim may materially and adversely affect the indemnified party, the indemnified party shall have the right, at its own cost and expense, to participate in the defense, opposition, compromise or settlement of the Claim; (B) the indemnifying party shall not, without the indemnified party's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the release of the indemnified party by the claimant or the plaintiff to such Claim from all liability regarding said Claim, and (C) in the event that the indemnifying party undertakes defense of or opposition to any Claim, the indemnified party, by counsel or other representative of its own choosing, and at its sole cost and expense, shall have the right to consult with the indemnifying party and its counsel or other representatives concerning such Claim and the indemnifying party and the indemnified party, and their respective counsel or other representatives, shall cooperate in good faith with respect to such Claim.

                           (iv) No undertaking of defense or opposition to a Claim shall be construed as an acknowledgment by such party that it is liable to the party claiming indemnification with respect to such Claim or other similar Claims.

         6.4      Certain Limitations on Indemnity.
                  --------------------------------

                  (a) Notwithstanding the abovesaid, no claims shall be brought against either party hereunder and/or pursuant to the indemnification provisions of this Agreement (except as the result of the intentional misconduct or fraud of a party) until the aggregate amount of such claims or losses exceeds the total of $15,000, provided that if such aggregate claims and losses by such party exceed $15,000, Purchaser, Seller or the other indemnified parties hereunder, as the case may be, may seek indemnification hereunder for the entire amount of all such claims and losses (and shall not be limited to seeking indemnification for the claims and losses in excess of up to the amount of the Purchase Price hereunder).

                  (b) Except for losses, claims or liabilities arising due to the intentional or gross misconduct and/or fraudulent action of the Seller with regard to which there will be no time limitation pursuant to this
                           Section 6.4 or otherwise, any claim, loss or liability by the Purchaser for breaches of the representations and warranties made by Seller in this Agreement must be first made by Purchaser no later than 1 year from the date of the Closing.

7.       NOTICES
         -------

         All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when either personally served or mailed by certified or registered mail, return receipt requested, at the addresses set forth on the signature page of this Agreement or to such other address or to such other persons as Purchaser or Seller shall have last designated by written notice to the other party hereto.

8.       MISCELLANEOUS.
         -------------

                  (a) Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, designees and/or assigns.

                  (b) Further Assurances. The parties hereto agree and acknowledge that they shall execute and deliver any and all additional writings, instruments, and other documents contemplated hereby or referred to herein, and shall take such further action as is reasonably required in order to effectuate the terms and conditions of this Agreement.

                  (c) Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Nevada, without regard to its conflicts of law principles.

                  (d) Article Headings. The article headings contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

                  (e) Costs and Expenses. Purchaser and Seller shall each pay its own costs and expenses, including attorneys' fees, relating to the execution and delivery of this Agreement and the consummation of all transactions contemplated herein.

                  (f) Assignment. Seller may assign its rights and obligations under this Agreement to an entity under common control with and/or affiliated with or a partner or joint venturer with the Seller. Except as set forth above, neither Seller nor Purchaser may assign this Agreement or any rights or obligations hereunder without the prior consent of the other party. Any such consents required hereunder shall not be unreasonably withheld or delayed, provided the assignee agrees to perform all of the obligations of the assignor and the assignor is not relieved of its obligations hereunder.

                  (g) Modification. This Agreement shall not be amended, modified or supplemented at any time except by a writing executed by the parties hereto. No amendment, supplement or termination of this Agreement shall affect or impair any rights or obligations that have heretofore matured hereunder.

                  (h) Confidentiality. The parties (including their respective designees and/or assigns) will keep the existence and terms of this Agreement, including without limitation, the Purchase Price, confidential and will not disclose the same to any person, except for disclosures required by law, disclosures on tax returns, disclosures to employees of Purchaser or Seller who have a need to know such information, and to attorneys, accountants and similar advisors of Purchaser or Seller.



                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed sealed and delivered as of the date first above written.

                                   PURCHASER:

                                   ABD GAMING SUPPLY, a Mississippi corporation

                                   By:
                                       -----------------------------------------
                                       Title:

                                   Address:     3611 S. Lindell Road, Suite 201
                                                Las Vegas, Nevada 89103
                                                Attention:
                                                           ---------------------


                                   PURCHASER DESIGNEE - VIVA:

                                   VIVA GAMING & RESORTS INC., a Florida
                                   corporation

                                   By:
                                       -----------------------------------------
                                     Title:

                                    Address:    3611 S. Lindell Road, Suite 201
                                                Las Vegas, Nevada 89103
                                                Attention:
                                                           ---------------------

                                    SELLER:

                                    PHOENIX LEISURE, INC., a Nevada corporation

                                    By:
                                       -----------------------------------------
                                               Title:

                                    Address:    3611 S. Lindell Road, Suite 201
                                                Las Vegas, Nevada 89103
                                                Attention:
                                                           ---------------------